Exhibit 99.1

Tellurian names James D. Bennett to Board of Directors

HOUSTON, Texas – (BUSINESS WIRE) September 22, 2021 -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) today named energy and financial industry veteran James D. Bennett as a new independent Board member. Mr. Bennett is the former President and CEO of SandRidge Energy, Inc. (NYSE: SD) and previously served as a Managing Director first at GSO Capital Partners and then at White Deer Energy. He is a current board member and Executive Chairman of Tapstone Energy Inc.

Executive Chairman Charif Souki said, “Tellurian adds both upstream and investment bench strength to our already robust Board with the addition of James. He brings over 30 years of experience which will be invaluable as we focus on enhancing our Haynesville upstream position.”

About Tellurian Inc.

Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood project and the development of Tellurian’s upstream position. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2020 filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 24, 2021, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media:	Investors:
Joi Lecznar	Matt Phillips
EVP Public and Government Affairs	Vice President, Investor Relations
Phone +1.832.962.4044	Phone +1.832.320.9331
joi.lecznar@tellurianinc.com	matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com